Exhibit 99.1

Citrix Reports Second Quarter Financial Results

Quarterly revenue of $843 million up 6 percent year over year

Quarterly GAAP operating margin of 18 percent; non-GAAP operating margin of 28 percent

Quarterly GAAP diluted EPS of $0.77; non-GAAP diluted EPS of $1.20

SANTA CLARA, Calif.--(BUSINESS WIRE)--July 26, 2016--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the second quarter of fiscal year 2016 ended June 30, 2016.

Financial Results

For the second quarter of fiscal year 2016, Citrix achieved revenue of $843 million, compared to $797 million in the second quarter of fiscal year 2015, representing 6 percent revenue growth.

GAAP Results

Net income for the second quarter of fiscal year 2016 was $121 million, or $0.77 per diluted share, compared to $103 million, or $0.64 per diluted share, for the second quarter of fiscal year 2015. GAAP net income includes net tax benefits of approximately $21 million, or $0.13 per diluted share, for the second quarter of fiscal year 2015 primarily related to the closing of audits with the IRS for certain tax years. In addition, net income for the second quarter of fiscal year 2016 includes $14 million in separation costs associated with the previously announced spin-off of the GoTo business.

Non-GAAP Results

Non-GAAP net income for the second quarter of fiscal year 2016 was $188 million, or $1.20 per diluted share, compared to $163 million, or $1.00 per diluted share for the second quarter of fiscal year 2015. Non-GAAP net income for the second quarter of fiscal years 2016 and 2015 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, and the tax effects related to these items. Non-GAAP net income for the second quarter of fiscal year 2016 also excludes separation costs associated with the previously announced spin-off of the GoTo business and the tax effect related to this item.

“I am very encouraged by our performance this quarter. It’s a clear signal that our renewed focus on the strategy to deliver the world’s best integrated technology services for secure delivery of apps and data is resonating well with our customers and the market,” said Kirill Tatarinov, president and CEO of Citrix. “Our restructuring efforts and continued progress on creating a ‘new Citrix’ are producing strong results.”

Q2 Financial Summary

In reviewing the results for the second quarter of fiscal year 2016 compared to the second quarter of fiscal year 2015:

  Product and license revenue increased 7 percent;
  Software as a service revenue increased 14 percent;
  Revenue from license updates and maintenance increased 3 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 6 percent;
  Net revenue decreased in the Pacific region by 9 percent, increased in the Americas region by 11 percent, and decreased in the EMEA region by less than 2 percent;
  Deferred revenue totaled $1.6 billion as of June 30, 2016, compared to $1.5 billion as of June 30, 2015, an increase of 6 percent; and
  Cash flow from operations was $228 million for the second quarter of fiscal year 2016, compared with $201 million for the second quarter of fiscal year 2015.

During the second quarter of fiscal year 2016:

  GAAP gross margin was 83 percent. Non-GAAP gross margin was 85 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense; and
  GAAP operating margin was 18 percent. Non-GAAP operating margin was 28 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs related to the previously announced spin-off of the GoTo business and costs associated with the 2015 restructuring program.

Financial Outlook for Third Quarter 2016

Citrix management expects to achieve the following results at the consolidated level for the third quarter of fiscal year 2016 ending September 30, 2016:

  Net revenue is targeted to be in the range of $820 million to $830 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.71 to $0.74. Non-GAAP diluted earnings per share is targeted to be in the range of $1.18 to $1.20, excluding $0.29 related to the effects of stock-based compensation expenses, $0.15 related to the effects of amortization of acquired intangible assets, $0.05 related to the effects of amortization of debt discount, $0.09 related to separation costs associated with the previously announced spin-off of the GoTo business, $0.03 related to restructuring charges and $0.12 to $0.17 for the tax effects related to these items.

Financial Outlook for Fiscal Year 2016

Citrix management expects to achieve the following results at the consolidated level for the fiscal year ending December 31, 2016:

  Net revenue is targeted to be in the range of $3.37 billion to $3.39 billion.
  GAAP diluted earnings per share is targeted to be in the range of $2.86 to $2.99. Non-GAAP diluted earnings per share is targeted to be in the range of $5.00 to $5.10, excluding $1.15 related to the effects of stock-based compensation expenses, $0.57 related to the effects of amortization of acquired intangible assets, $0.21 related to the effects of amortization of debt discount, $0.64 related to separation costs associated with the previously announced spin-off of the GoTo business, $0.35 related to restructuring charges and $0.68 to $0.91 for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Second Quarter Earnings Conference Call

Citrix will host a conference call today at 5:15 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. Its technology makes the world’s apps and data secure and easy to access, empowering people to work anywhere and at any time. Citrix provides a complete and integrated portfolio of Workspace-as-a-Service, application delivery, virtualization, mobility, network delivery and file sharing solutions that enables IT to ensure critical systems are securely available to users via the cloud or on-premise and across any device or platform. With annual revenue in 2015 of $3.28 billion, Citrix solutions are in use by more than 400,000 organizations and over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with transitions in key personnel, including our CEO, and succession risk; the failure to complete the separation of the GoTo business and proposed Reverse Morris Trust transaction with LogMeIn on a timely basis or at all, and the related disruptions to management and the GoTo business; risks associated with the future performance of core Citrix if the transaction is completed, failure to achieve the expected strategic, operational and competitive benefits of the proposed separation of the GoTo business, and the effect of the separation on Citrix, its shareholders, customers, partners and employees; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's virtualization, mobility and networking products and collaboration services; the company's ability to develop, maintain a high level of quality and commercialize new products and services, including its enterprise mobility products and cloud services, while growing its established virtualization and networking products and services; disruptions to execution due to Citrix's restructuring programs and actions to be taken as a result of its operational review; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs and other cost savings initiatives; ability to effectively meet our domestic cash requirements and manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademark or registered trademark of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Product and licenses	$219,618	$204,974	$421,823	$388,255
Software as a service	201,646	177,584	399,494	346,948
License updates and maintenance	386,864	377,161	779,882	748,458
Professional services	34,852	37,040	67,459	73,900
Total net revenues	842,980	796,759	1,668,658	1,557,561

Cost of net revenues:
Cost of product and licenses revenues	33,623	24,290	65,018	48,974
Cost of services and maintenance revenues	95,029	89,733	187,611	178,923
Amortization of product related intangible assets	15,670	18,728	30,785	37,460
Total cost of net revenues	144,322	132,751	283,414	265,357
Gross margin	698,658	664,008	1,385,244	1,292,204

Operating expenses:
Research and development	124,761	140,203	248,720	284,844
Sales, marketing and services	298,449	296,258	591,197	602,663
General and administrative	97,136	79,872	187,915	161,898
Amortization of other intangible assets	7,286	10,992	14,680	20,433
Restructuring	4,016	14,534	50,081	48,485
Separation	13,923	-	28,610	-
Total operating expenses	545,571	541,859	1,121,203	1,118,323

Income from operations	153,087	122,149	264,041	173,881

Interest income	4,164	2,841	7,915	5,675
Interest expense	11,196	11,001	22,351	22,121
Other expense, net	(272)	(3,262)	(1,275)	(11,111)
Income before income taxes	145,783	110,727	248,330	146,324

Income tax expense	24,885	7,452	43,969	14,162
Net income	$120,898	$103,275	$204,361	$132,162

Earnings per common share – diluted	$0.77	$0.64	$1.31	$0.82
Weighted average shares outstanding – diluted	156,666	162,027	156,258	161,674

CITRIX SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands - unaudited)

	June 30, 2016	December 31, 2015(*)
ASSETS:
Cash and cash equivalents	$666,232	$368,518
Short-term investments	684,599	502,852
Accounts receivable, net	504,420	669,276
Inventories, net	11,509	10,521
Prepaid expenses and other current assets	135,031	132,784
Total current assets	2,001,791	1,683,951

Long-term investments	854,486	891,964
Property and equipment, net	365,804	373,817
Goodwill	1,962,169	1,962,722
Other intangible assets, net	260,668	283,418
Deferred tax assets, net	214,505	215,196
Other assets	54,791	56,449
Total assets	$5,714,214	$5,467,517

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	72,639	95,396
Accrued expenses and other current liabilities	315,259	317,468
Income taxes payable	27,682	18,351
Current portion of deferred revenues	1,211,103	1,249,754
Total current liabilities	1,626,683	1,680,969

Long-term portion of deferred revenues	425,979	414,314
Convertible notes	1,329,478	1,311,071
Other liabilities	90,029	87,717

Stockholders’ equity:
Common stock	301	299
Additional paid-in capital	4,697,059	4,566,919
Retained earnings	3,678,986	3,474,625
Accumulated other comprehensive loss	(21,900)	(28,527)
Less – common stock in treasury, at cost	(6,112,401)	(6,039,870)
Total stockholders’ equity	2,242,045	1,973,446
Total liabilities and stockholders’ equity	$5,714,214	$5,467,517

(*) During the first quarter of fiscal 2016 we adopted an accounting standard update on the presentation of debt issuance costs. The new guidance requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability on the condensed consolidated balance sheet. The December 31, 2015 condensed consolidated balance sheet was retrospectively adjusted to reflect this change.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statement of Cash Flows
(In thousands – unaudited)

Six Months Ended June 30, 2016
OPERATING ACTIVITIES
Net Income	$204,361
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	149,019
Stock-based compensation expense	87,920
Deferred income tax benefit	(9,508)
Excess tax benefit from stock-based compensation	(10,308)
Effects of exchange rate changes on monetary assets and liabilities denominated
in foreign currencies	(2,242)
Other non-cash items liabilities demo	2,819
Total adjustments to reconcile net income to net cash	217,700
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	164,000
Inventories	(1,463)
Prepaid expenses and other current assets	(15,565)
Other assets	1,790
Income taxes, net	34,399
Accounts payable	(29,020)
Accrued expenses and other current liabilities	17,238
Deferred revenues	(22,316)
Other liabilities	(2,797)
Total changes in operating assets and liabilities, net of the effects of acquisitions	146,266
Net cash provided by operating activities	568,327
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(907,498)
Proceeds from sales of available-for-sale investments	446,932
Proceeds from maturities of available-for-sale investments	322,100
Purchases of property and equipment	(76,677)
Cash paid for licensing agreements and technology	(24,836)
Other	544
Net cash used in investing activities	(239,435)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	30,559
Excess tax benefit from stock-based compensation	10,308
Stock repurchases, net	(28,689)
Cash paid for tax withholding on vested stock awards	(43,842)
Net cash used in financing activities	(31,664)
Effect of exchange rate changes on cash and cash equivalents	486
Change in cash and cash equivalents	297,714
Cash and cash equivalents at beginning of period	368,518
Cash and cash equivalents at end of period	$666,232

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits, separation costs and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.

• The Company has engaged in various restructuring activities over the past several years that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs. Each restructuring activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. The Company does not engage in restructuring activities in the ordinary course of business. While the Company’s operations previously benefited from the employees and facilities covered by the various restructuring charges, these employees and facilities have benefited different parts of the Company’s business in different ways, and the amount of these charges has varied significantly from period to period. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

• Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

• Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits, separation costs and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended June 30, 2016
GAAP gross margin	82.9%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	1.9
Non-GAAP gross margin	84.9%

Three Months Ended June 30, 2016
GAAP operating margin	18.2%
Add: stock-based compensation	5.4
Add: amortization of product related intangible assets	1.9
Add: amortization of other intangible assets	0.9
Add: separation costs	1.6
Add: restructuring charges	0.5
Non-GAAP operating margin	28.5%

	Three Months Ended June 30,
	2016	2015
GAAP net income	$120,898	$103,275
Add: stock-based compensation	45,823	30,792
Add: amortization of product related intangible assets	15,670	18,728
Add: amortization of other intangible assets	7,286	10,992
Add: amortization of debt discount	8,222	7,980
Add: separation costs	13,923	-
Add: restructuring charges	4,015	14,534
Less: tax effects related to above items	(27,350)	(23,568)
Non-GAAP net income	$188,487	$162,733

	Three Months Ended June 30,
	2016	2015
GAAP earnings per share – diluted	$0.77	$0.64
Add: stock-based compensation	0.29	0.19
Add: amortization of product related intangible assets	0.10	0.11
Add: amortization of other intangible assets	0.05	0.07
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.09	-
Add: restructuring charges	0.03	0.09
Less: tax effects related to above items	(0.18)	(0.15)
Non-GAAP earnings per share – diluted	$1.20	$1.00

Forward Looking Guidance

	For the Three Months Ended September 30,	For the Twelve Months Ended December 31,
	2016	2016
GAAP earnings per share – diluted	$0.71 to $0.74	$2.86 to $2.99
Add: adjustments to exclude the effects of amortization
of intangible assets	0.15	0.57
Add: adjustments to exclude the effects of expenses
related to stock-based compensation	0.29	1.15
Add: adjustments to exclude the effects of amortization
of debt discount	0.05	0.21
Add: adjustments to exclude the effects of separation costs	0.09	0.64
Add: adjustments to exclude the effects of restructuring charges	0.03	0.35
Less: tax effects related to above items	(0.12) to (0.17)	(0.68) to (0.91)
Non-GAAP earnings per share – diluted	$1.18 to $1.20	$5.00 to $5.10

CONTACT:
Citrix Systems, Inc.
For media inquiries:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com